Exhibit 99.1
Two Key Board Additions at Ecology Coatings Lend Expertise in Strategic
Financial Growth and International Markets
Veteran Financial Executive and Global Corporate Leader Join Green Industrial Coatings Team
Bloomfield Hills, Mich.— August 28, 2007 — Ecology Coatings, Inc. (OTCBB: ECOC), a leading developer of nano-engineered industrial coatings for cleaner, more efficient manufacturing, today announced the election of Donald C. Campion to the company’s board of directors and the appointment of Dr. William F. Coyro, Jr. to the company’s business advisory board. The two industry veterans will greatly expand the financial, operational, sales and marketing expertise of the newly public company, and further position the coatings innovator for international market expansion. Mr. Campion was also elected to serve as chairman of the board’s audit committee.
“Bill and Don both bring extensive experience in guiding corporate development and operational strategy for industrial and service companies at various stages of growth,” said Richard Stromback, chairman and CEO of Ecology Coatings. “As a fast-growing cleantech innovator with an eye toward addressing international manufacturing market needs, Ecology Coatings will undoubtedly benefit from their strategic leadership.”
“With a broad automotive background, I recognize the value that Ecology Coatings’ clean, efficient coatings technology offers the industrial manufacturing sector and I look forward to guiding the company in its efforts to secure significant market share,” said Mr. Campion. Dr. Coyro added, “I am very excited about Ecology Coatings’ cleantech products which utilize their leading-edge, proprietary liquid nanotechnology™ formulas. The company is well-positioned to deliver coatings solutions to the manufacturing industry that are very cost effective yet produce substantial environmental benefits for their customers and the planet.”
Mr. Campion brings more than twenty years of manufacturing and finance executive experience at General Motors and other companies to our board of directors. Having served as the chief financial officer at several public and private companies ranging in size from startup to billions of dollars in revenue, Mr. Campion will help guide Ecology Coatings through the public marketplace. Mr. Campion presently serves on the boards of directors at McLeodUSA, Catuity, Haynes International and Citation Corp., and also serves as chair of the audit committees at each of these companies.
Dr. Coyro, founder, and until 2006, the president and CEO of TechTeam Global, a worldwide provider of information technology and business process outsourcing services, will apply his extensive knowledge of the manufacturing industry and global markets as a member of Ecology Coatings’ business advisory board. Dr. Coyro previously guided TechTeam Global from its startup to its listing on the Nasdaq stock market in just eight

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years and then led the growth of the company to $170 million in annual sales with offices throughout North America and Europe.
About Ecology Coatings, Inc.
Ecology Coatings, Inc. is a leader in the development of nano-enabled, ultra-violet curable, clean technology coatings that are designed to drive efficiencies and clean processes in manufacturing. The company creates proprietary coatings with unique performance attributes by leveraging its platform of integrated nano-material technologies. Ecology Coatings collaborates with industry leaders to develop high-value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic, and medical sectors of the economy. For information about Ecology Coatings and its product offerings, call (248) 723-2223 or visit www.ecologycoatings.com. Ecology Coatings’ common stock is traded on the OTC Bulletin Board under the symbol “ECOC”.
Founded in March 1990 and headquartered in Bloomfield Hills, Michigan, Ecology Coatings also maintains a research and development facility in Akron, Ohio.
Forward-Looking Statements
Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the “Company”), by and through its management, “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “foresees,” “intends,” “plans” or other words of similar import. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include but are not limited to: Ecology Coatings’ ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the Company’s ability to compete in products and prices in an intensely competitive industry; the Company’s ability to maintain and enforce a strong intellectual property portfolio; the Company’s ability to attract sufficient capital; the Company’s ability to attract and retain talented individuals; adverse changes in general economic or market conditions, and; other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, specifically, the Company’s latest periodic Report on Form 10-QSB.
Ecology Coatings, a Cleantech Company
Press Contact:
Alanna Gino, Antenna Group (for Ecology Coatings)
415-977-1918
alanna@antennagroup.com

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